EXHIBIT 99.1

For Immediate Release

Investor Contact: David Havlek salesforce.com 415-536-6250 dhavlek@salesforce.com

Media Contact: Jennifer Keavney salesforce.com 415-536-5478 jkeavney@salesforce.com

Salesforce.com Appoints Maynard Webb to Board of Directors

Former COO of eBay Joins On-demand Business Computing Leader

SAN FRANCISCO – September 8, 2006 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand business services, today announced the appointment of Maynard Webb, former COO of eBay (Nasdaq: EBAY) to the company’s board of directors, effective September 7, 2006. Mr. Webb has been added to the class of directors whose term will expire at the 2009 annual meeting of stockholders.

“I am delighted to welcome Maynard to salesforce.com’s board of directors,” said Marc Benioff, chairman and CEO of salesforce.com. “Maynard is widely recognized as a pioneer in scaling highly available, multi-tenant business services and has more than 20 years of hands-on operational experience, most recently as chief operating officer of eBay. His guidance and counsel will be a critical asset to the salesforce.com board as we build for the future.”

Mr. Webb joins salesforce.com’s board of directors which includes Marc Benioff, chairman of the board and CEO of salesforce.com; Craig Conway, former CEO of PeopleSoft; Alan Hassenfeld, chairman of Hasbro Inc.; Craig Ramsey, former CEO of Pay By Touch; Sanford Robertson, principal of Francisco Partners; Stratton Sclavos, chairman and CEO of VeriSign; Larry Tomlinson, former senior vice president and treasurer at Hewlett-Packard; and Shirley Young, president of Shirley Young Associates, LLC. The addition of Mr. Webb brings salesforce.com’s total directors to nine and the number of independent directors on the board to eight.

Mr. Webb served as chief operating officer at eBay, Inc. from June 2002 to August 2006 and was responsible for the company-wide implementation of all business strategies. Previously, he served as president of eBay Technologies where he was responsible for all engineering and technical operations at eBay including product and technology strategy, engineering, architecture, site operations and customer support. Prior to joining eBay, Mr. Webb was senior vice president and chief information officer at Gateway, Inc., where he contributed to Gateway’s rapid expansion and Internet-enabled business operations. In years prior he has also worked at Quantum, Thomas Conrad, Figgie International, and IBM, rounding out his more than 20-year career. Mr. Webb received a bachelor’s degree from Florida Atlantic University, Boca Raton, Florida.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand business services. The company’s Salesforce suite of on-demand applications enables customers to manage and share all of their sales, support, marketing and partner information on-demand. AppExchange, salesforce.com’s on-demand platform, allows customers and partners to build powerful new applications quickly and easily, customize and integrate the Salesforce suite to meet their unique business needs, and distribute and sell on-

demand apps at http://www.appexchange.com. Customers can also take advantage of Successforce, salesforce.com’s world-class training, support, consulting and best practices offerings.

As of July 31, 2006, salesforce.com manages customer information for approximately 24,800 customers and approximately 501,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Nokia, Polycom and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

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Salesforce.com is a registered trademark of, and The Business Web, AppExchange and Successforce are trademarks of, salesforce.com, Inc., San Francisco, California. Other names used may be trademarks of their respective owners.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding salesforce.com’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.